NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. ▪ Q3 2016 Supplemental Financial & Operating Information THIRD QUARTER ENDED SEPTEMBER 30, 2016

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where our tenants conduct business activities that are essential to the generation of their sales and profits. Our properties are frequently acquired through strategic sale-leaseback transactions and predominantly leased on a long- term, triple-net basis to high-quality tenants. Founded in 2003, we are an established net-lease REIT with a proven growth strategy and a seasoned management team focused on producing superior risk adjusted returns. As of September 30, 2016, our undepreciated gross real estate investment portfolio was approximately $8.4 billion, representing investments in 2,705 properties, including properties securing mortgage loans made by the Company. Our properties have an occupancy rate of 98.4% and are leased to approximately 452 tenants who represent 28 diverse industries across 49 states. At September 30, 2016, Spirit’s leases had a weighted average remaining term of 10.5 years. In addition, approximately 46% of Spirit’s annual rental revenues were derived from master leases and approximately 89% of Spirit’s single tenant leases provided for periodic rent increases. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 N. Harwood St., Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (972) 476-1900 InvestorRelations@spiritrealty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition Activity 11 Disposition Activity 12 Tenant / Industry / Portfolio Diversification 13 Same Store Performance 16 Occupancy 17 Lease Structure and Expirations 18 Net Asset Value (NAV) Components 19 Analyst Coverage 20 Appendix: 21 Reporting Definitions and Explanations 22 Non-GAAP Reconciliations 26 Forward-Looking Statements and Risk Factors 27

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data	
Total Real Estate Investments	$8,388,494
Properties:	
Owned Properties	2,630
Securing Mortgage Loans	75
Total	**2,705**
Tenants	452
Industries	28
States	49
Weighted Average Remaining Lease Term (Years)	10.5
Occupancy	98.4%

Capitalization	
Equity Market Capitalization	$6,445,939
Total Debt	$3,803,650
Total Market Capitalization	$10,249,589
Enterprise Value	$10,236,405

Net Income Attributable to Common Stockholders	
Three Months Ended September 30, 2016	$27,399

Financial Ratios	
Adjusted Debt / Enterprise Value	36.8%
Adjusted Debt / Annualized Adjusted EBITDA	6.2x
Fixed Charge Coverage Ratio	3.5x
Unencumbered Assets / Unsecured Debt	3.2x

	Top 10 Tenants [1]	Properties	Percent of Normalized Revenue
1	Specialty Retail Shops Holding Corp.	120	8.0%
2	84 Properties, LLC	108	2.8%
3	Walgreen Company	50	2.6%
4	Cajun Global, LLC	193	2.1%
5	AB Acqusition, LLC	24	1.8%
	Top 5 Total	**495**	**17.3%**
6	Alimentation Couche-Tard, Inc.	83	1.8%
7	Academy, LTD	5	1.7%
8	CVS Caremark Corporation	37	1.4%
9	Carmike Cinemas, Inc.	13	1.3%
10	Carmax, Inc.	8	1.3%
	Top 10 Total	**641**	**24.8%**
	Weighted Average Remaining Lease Term (Years)		**11.5**
	Weighted Average Unit Level Rent Coverage		**2.7x**
	Median Unit Level Rent Coverage		**2.3x**

Corporate Liquidity	
Cash and Cash Equivalents	$13,184
Availability Under Revolving Credit Facilities	694,721
Availability Under Term Loan	—
Total	**$707,905**

Unencumbered Assets	Properties	Real Estate Investment
Retail	1,345	$4,338,895
Industrial	20	388,665
Office	28	144,173
Total	**1,393**	**$4,871,733**

(1) Tenant concentrations are measured by the legal entities for which we received financial statements. Other tenants may operate the same or similar business concepts or brands set forth above.

Q3 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 (Unaudited) THREE MONTHS ENDED SEPTEMBER 30, NINE MONTHS ENDED SEPTEMBER 30, 2016 2015(Restated) 2016 2015 (Restated) Revenues Rentals $161,765 $159,183 $484,090 $473,308 Interest Income on Loans Receivable 1,042 1,764 4,326 5,216 Earned Income From Direct Financing Leases 660 725 2,082 2,299 Tenant Reimbursement Income 3,469 3,780 10,493 11,903 Other Income and Interest from Real Estate Transactions 5,572 2,973 11,600 5,920 Total Revenues 172,508 168,425 512,591 498,646 Expenses General and Administrative (G&A) 15,112 12,165 40,611 36,737 Restructuring Charges 3,264 100 5,726 100 Property Costs 6,916 6,496 20,854 20,317 Real Estate Acquisition Costs 1,056 576 2,092 2,122 Interest 47,653 54,673 149,842 168,754 Depreciation and Amortization 65,300 64,493 194,227 195,460 Impairments 15,407 21,027 41,396 56,998 Total Expenses 154,708 159,530 454,748 480,488 Income From Continuing Operations Before Other (Expense) Income and Income Tax Expense 17,800 8,895 57,843 18,158 (Loss) Gain on Debt Extinguishment (8,349) 342 326 2,489 Income From Continuing Operations Before Income Tax Expense 9,451 9,237 58,169 20,647 Income Tax Expense (12) (184) (932) (707) Income From Continuing Operations 9,439 9,053 57,237 19,940 Discontinued Operations (Loss) Income from Discontinued Operations — (41) — 680 Income Before Gain on Disposition of Assets 9,439 9,012 57,237 20,620 Gain on Disposition of Assets 17,960 5,991 39,221 66,291 Net Income Attributable to Common Stockholders $27,399 $15,003 $96,458 $86,911

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2016	2015	2016	2015
Net Income Attributable to Common Stockholders [1]	$27,399	$15,003	$96,458	$86,911
Portfolio Depreciation and Amortization - Continuing Operations	65,155	64,399	193,892	195,178
Portfolio Impairments - Continuing Operations	15,384	20,629	41,693	56,506
Portfolio Impairments - Discontinued Operations	—	—	—	34
Realized Gain on Sales of Real Estate [2]	(17,960)	(5,993)	(39,221)	(66,883)
Funds From Operations	**$89,978**	**$94,038**	**$292,822**	**$271,746**
(Loss) Gain on Debt Extinguishment	8,349	(342)	(326)	(2,489)
Restructuring Charges	3,264	—	5,726	—
Other Costs in G&A Associated with Headquarters Relocation	1,501	—	3,442	—
Real Estate Acquisition Costs	1,056	576	2,092	2,122
Non-Cash Interest Expense	4,178	2,478	10,144	7,644
Accrued Interest and Fees on Defaulted Loans	853	1,960	3,951	5,412
Swap Termination Costs (included in G&A)	—	—	1,724	—
Non-Cash Revenues	(4,200)	(5,396)	(16,155)	(15,947)
Non-Cash Compensation Expense	3,399	3,469	7,189	10,757
Adjusted Funds From Operations	**$108,378**	**$96,783**	**$310,609**	**$279,245**
Dividends Declared to Common Stockholders	$84,606	$75,040	$246,151	$221,225
Net Income Per Share of Common Stock				
Basic [4]	$0.06	$0.03	$0.21	$0.20
Diluted [3] [4]	$0.06	$0.03	$0.21	$0.20
FFO Per Share of Common Stock - Diluted				
Diluted [3] [4]	$0.19	$0.21	$0.64	$0.63
AFFO Per Share of Common Stock - Diluted				
Diluted [3] [4]	$0.22	$0.22	$0.68	$0.65
Weighted Average Shares of Common Stock Outstanding:				
Basic	479,554,362	440,205,348	457,263,526	429,387,707
Diluted [3]	480,598,610	440,353,965	457,301,623	429,738,776

(1) For the three and nine months ended September 30, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for 6 rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or September 30,	$	1.3
Three months of prepaid rent for the 3 stores subsequently sold		0.5
Total included in AFFO	$	1.8

(2) Realized Gains on Sales of Real Estate include amounts related to discontinued operations.
(3) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.
(4) For the three months ended September 30, 2016 and 2015, dividends paid to unvested restricted stockholders of $0.2 million and $0.1 million, respectively, and for the nine months ended September 30, 2016 and 2015, dividends paid to unvested restricted stockholders of $0.4 million and $0.6 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Q3 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 6

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 7 (Unaudited) September 30, 2016 December 31, 2015 (Restated) ASSETS Real Estate Investments: Land and Improvements $2,769,045 $2,710,888 Buildings and Improvements 4,877,955 4,816,481 Total Real Estate Investments 7,647,000 7,527,369 Less: Accumulated Depreciation (974,859) (860,954) 6,672,141 6,666,415 Loans Receivable, Net 69,218 104,003 Intangible Lease Assets, Net 484,600 526,718 Real Estate Assets Under Direct Financing Leases, Net 36,013 44,324 Real Estate Assets Held for Sale, Net 118,425 84,259 Net Investments 7,380,397 7,425,719 Cash and Cash Equivalents 13,184 21,790 Deferred Costs and Other Assets, Net 160,949 179,180 Goodwill 256,470 264,350 TOTAL ASSETS $7,811,000 $7,891,039 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Revolving Credit Facilities $105,000 $— Term Loan, Net 368,400 322,902 Senior Unsecured Notes, Net 295,215 — Mortgages and Notes Payable, Net 2,241,783 3,079,787 Convertible Notes, Net 699,465 690,098 Total Debt, Net 3,709,863 4,092,787 Intangible Lease Liabilities, Net 186,935 193,903 Accounts Payable, Accrued Expenses and Other Liabilities 148,267 142,475 Total Liabilities 4,045,065 4,429,165 Commitments and Contingencies Stockholders' Equity: Common Stock, $0.01 Par Value, 750,000,000 Shares Authorized: 483,566,341 and 441,819,964 Shares Issued and Outstanding at September 30, 2016 and December 31, 2015, Respectively 4,836 4,418 Capital in Excess of Par Value 5,174,706 4,721,323 Accumulated Deficit (1,413,599) (1,262,839) Accumulated Other Comprehensive Loss (8) (1,028) Total Stockholders' Equity 3,765,935 3,461,874 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $7,811,000 $7,891,039 CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 Enterprise Value $10,236 Million $11,000 $10,000 $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 483,566,341 Share Price $13.33 Equity Market Capitalization $6,445,939 Debt Type Secured Unsecured Debt Revolving Credit Facility $105,000 Term Loan 370,000 Senior Unsecured Notes 300,000 Convertible Notes 747,500 Master Trust Notes 1,677,660 CMBS Notes 603,490 Total Debt $3,803,650 CAPITALIZATION $ in thousands (unless otherwise stated), except per share data Total Market Capitalization $10,249,589 Less: Cash and Cash Equivalents ($13,184) Enterprise Value $10,236,405 ($ in millions) CMBS Notes $603 Master Trust Notes $1,678 Convertible Notes / Revolving Credit Facilities / Term Loan / Senior Unsecured Notes $1,523 Equity $6,446 Cash ($13) ($1,000) Debt Type Unsecured 40% Secured 60% Fixed/Floating Rate Debt Floating 12% Fixed 88%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 9 Unsecured Debt(1) Secured Debt(1) Total 2015 Credit Facility Term Loan Senior UnsecuredNotes Convertible Notes Master Trust CMBS Year of Maturity Amount Weighted Avg Stated Int Rate Amount Weighted Avg Stated Int Rate Amount Weighted Avg Stated Int Rate Amount Weighted Avg Stated Int Rate Amount Weighted Avg Stated Int Rate Amount (2) Weighted Avg Stated Int Rate (3) Amount Weighted Avg Stated Int Rate 2016 Remainder $ — $ — $ — $ — $ — $ 28,557 9.85% $ 28,557 9.85% 2017 — — — — — 233,992 5.83% 233,992 5.83% 2018 — 370,000 1.88% — — 125,000 3.89% 58,266 4.27% 553,266 2.58% 2019 105,000 1.79% — — 402,500 2.88% — 10,000 4.61% 517,500 2.69% 2020 — — — — 460,059 4.72% — 460,059 4.72% 2021 — — — 345,000 3.75% 227,150 5.76% — 572,150 4.55% 2022 — — — — 311,936 5.74% 42,400 4.67% 354,336 5.61% 2023 — — — — 193,515 5.27% 222,622 5.47% 416,137 5.37% 2024 — — — — — — — 2025 — — — — — 1,340 6.00% 1,340 6.00% Thereafter — 300,000 4.45% — 360,000 4.63% 6,313 5.80% 666,313 4.56% Total Debt $ 105,000 $ 370,000 $ 300,000 $ 747,500 $ 1,677,660 $ 603,490 $ 3,803,650 (Discounts) Premiums, Net — — (1,848) (35,813) (19,829) 2,515 (54,975) Deferred Financing Costs, Net (4) — (1,600) (2,937) (12,222) (17,138) (4,915) (38,812) Total Debt, Net $ 105,000 $ 368,400 $ 295,215 $ 699,465 $ 1,640,693 $ 601,090 $ 3,709,863 Weighted Avg Stated Int Rate   1.79%   1.88%   4.45%   3.28%   5.03%   5.63%   4.34% Weighted Avg Maturity in Years 2.5 2.1 10 3.5 6.5 3.7 5.2 Number of Owned and Financed Properties Securing Debt — — — — 1,170 142 1,312 (1) Amounts aggregated by outstanding principal balance of debt by year of maturity. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity. (2) 2016 includes $28.6 million (including $8.8 million of capitalized interest) for the acceleration of principal payable under a fixed rate CMBS loan that is in default due to the underperformance of the 3 properties that secure it. (3) Interest rates include the default interest rate with a weighted average stated interest rate of 9.85% for the fixed-rate CMBS loan mentioned in footnote 2. If the default loan was excluded, the weighted average stated interest rate would be 5.42% for total CMBS maturities, and the total weighted average stated interest rate would be 4.31%. (4) Excludes deferred financing costs incurred in connection with Revolving Credit Facilities, which are reported in Deferred Costs and Other Assets, net in the consolidated balance sheet. DEBT SUMMARY $ in thousands

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 DEBT MATURITIES BY QUARTER $ in thousands Year of Maturity (1) First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Avg Stated Int Rate (3) 2016 Remainder (2) $— $— $— $28,557 $28,557 9.85% 2017 9,221 75,073 77,762 71,936 233,992 5.83% 2018 24,800 — 9,798 518,668 553,266 2.58% 2019 115,000 402,500 — — 517,500 2.69% 2020 150,000 56,759 253,300 — 460,059 4.72% Thereafter 899,086 345,000 543,335 222,855 2,010,276 4.91% Total Debt $1,198,107 $879,332 $884,195 $842,016 $3,803,650 4.34% (1) Amounts aggregated by outstanding principal balance of debt by year of maturity. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity. (2) The fourth quarter of 2016 includes $28.6 million (including $8.8 million of capitalized interest) for the acceleration of principal payable under a fixed rate CMBS loan that is in default due to the underperformance of the 3 properties that secure it. (3) Interest rates include the default interest rate for the fixed rate CMBS loan mentioned in footnote 2. If the default loan was excluded, the total weighted average stated interest rate would be 4.31%. 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 11 Q3 2016 % of Gross Invest Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 64.0% 6 49 $138,023 $10,565 1,140,314 7.65% 8.87% 16.9 Existing Tenants 36.0% 7 53 77,890 5,632 355,162 7.23% 7.85% 12.3 Total/Weighted Average 100.0% 13 102 $215,913 $16,197 1,495,476 7.50% 8.50% 15.3 By Asset Type: Retail 100.0% 13 102 $215,913 $16,197 1,495,476 7.50% 8.50% 15.3 Total/Weighted Average 100.0% 13 102 $215,913 $16,197 1,495,476 7.50% 8.50% 15.3 Of Our Q3 2016 Gross Investment of $215.9 Million: 65.4% Sale-Leaseback Transactions 85.0% Master Leases ACQUISITION ACTIVITY $ in thousands YTD 2016 % of Gross Invest Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 62.2% 20 129 $280,482 $21,790 1,834,426 7.77% 9.09% 17.8 Existing Tenants 37.8% 16 98 176,013 13,080 690,404 7.43% 8.02% 11.7 Total/Weighted Average 100.0% 36 227 $456,495 $34,870 2,524,830 7.64% 8.68% 15.6 By Asset Type: Retail 90.6% 29 219 $413,458 $31,617 2,320,791 7.65% 8.66% 15.5 Industrial 1.2% 1 1 5,394 456 136,309 8.45% 10.26% 20.0 Office 8.2% 6 7 37,643 2,797 67,730 7.43% 8.62% 15.4 Total/Weighted Average 100.0% 36 227 $456,495 $34,870 2,524,830 7.64% 8.68% 15.6 Of Our YTD 2016 Gross Investment of $456.5 Million: 65.8% Sale-Leaseback Transactions 71.9% Master Leases

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 DISPOSITION ACTIVITY $ in thousands Q3 2016 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate Wtd. Avg. Remaining Lease Term (Years) Occupied 77.3% 14 $42,219 $58,017 6.18% 14.3 Vacant 7.0% 2 3,833 2,050 — — Properties transferred to lender (1) 15.7% 1 8,604 8,780 — — Total/Weighted Average 100.0% 17 $54,656 $68,847 6.18% 14.3 By Asset Type: Retail 79.8% 15 $43,614 $58,567 6.18% 14.3 Industrial 15.7% 1 8,604 8,780 — — Office 4.5% 1 2,438 1,500 — — Total/Weighted Average 100.0% 17 $54,656 $68,847 6.18% 14.3 YTD 2016 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate Wtd. Avg. Remaining Lease Term (Years) Occupied 68.3% 61 $192,282 $221,582 6.55% 12.6 Vacant 14.4% 14 40,465 32,783 — — Properties transferred to lender (1) 17.3% 7 48,727 58,922 4.00% 6.6 Total/Weighted Average 100.0% 82 $281,474 $313,287 6.33% 12.1 By Asset Type: Retail 93.8% 79 $264,182 $297,151 6.31% 12.4 Industrial 5.3% 2 14,854 14,636 6.87% 2.5 Office 0.9% 1 2,438 1,500 — — Total/Weighted Average 100.0% 82 $281,474 $313,287 6.33% 12.1 (1) The three and nine months ended September 30, 2016 includes the transfer of one and seven real estate properties, respectively, securing certain fixed-rate CMBS loans that were in default in return for full and partial settlement of debt. Gross sales price represents the principal and interest amount that was extinguished. 12

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 TENANT DIVERSIFICATION – TOP 20 13 Tenant (1) Number of Properties Total Square Feet (in thousands) Percent of Normalized Revenue 1 Specialty Retail Shops Holding Corp. (Shopko) 120 8,113 8.0% 2 84 Properties, LLC 108 3,349 2.8% 3 Walgreen Company 50 737 2.6% 4 Cajun Global, LLC (Church's Chicken) 193 272 2.1% 5 AB Acquisition, LLC (Albertsons) 24 1,063 1.8% 6 Alimentation Couche-Tard, Inc. (Circle K) 83 250 1.8% 7 Academy, LTD (Academy Sports + Outdoors) 5 2,705 1.7% 8 CVS Caremark Corporation 37 415 1.4% 9 Carmike Cinemas, Inc. 13 615 1.3% 10 Carmax, Inc. 8 356 1.3% 11 Regal Entertainment Group 14 601 1.2% 12 Ferguson Enterprises, Inc. 8 1,100 1.1% 13 Dollar General Corporation 71 731 1.0% 14 Car Wash Partners, Inc. 23 142 1.0% 15 The Home Depot, Inc. 4 475 1.0% 16 Universal Pool Co., Inc. 14 543 1.0% 17 Tractor Supply Company 26 660 1.0% 18 Rite Aid Corp 25 296 * 19 PetSmart, Inc. 4 1,016 * 20 Smart & Final, LLC 5 263 * Other 1,752 29,113 67.9% Vacant 43 2,209 — Total 2,630 55,024 100.0% (1) Tenant concentrations are measured by the legal entities that provide us financial statements and/or are the ultimate obligors under the applicable lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 INDUSTRY DIVERSIFICATION 14 Industry Number ofProperties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 161 9,692 10.3% Restaurants - Casual Dining 346 2,171 8.7% Restaurants - Quick Service 578 1,293 7.7% Movie Theatres 60 3,006 7.1% Convenience Stores 347 1,096 6.5% Grocery 67 3,147 5.9% Building Materials 172 5,614 5.5% Drug Stores / Pharmacies 113 1,586 5.3% Medical / Other Office 118 1,163 4.5% Sporting Goods 24 4,046 4.0% Health and Fitness 40 1,617 3.6% Automotive Parts and Service 184 1,321 3.6% Home Furnishings 32 1,852 2.8% Entertainment 22 1,129 2.8% Education 52 872 2.6% Apparel 13 2,231 2.5% Automotive Dealers 26 770 2.4% Home Improvement 13 1,512 2.1% Specialty Retail 27 1,176 2.0% Distribution 11 879 1.4% Car washes 36 198 1.4% Manufacturing 17 2,301 1.3% Dollar Stores 83 857 1.3% Consumer Electronics 12 576 1.2% Pet Supplies & Service 4 1,016 * Wholesale Clubs 4 393 * Financial Services 4 366 * Office Supplies 17 400 * Other 4 535 * Vacant 43 2,209 — Total 2,630 55,024 100.0% *Less than 1% Industry Concentration Percent of Normalized Rental Revenue General Merchandise 10.3% Restaurants - Casual Dining 8.7% Restaurants - Quick Service 7.7% Movie Theatres 7.1% Convenience Stores 6.5% Grocery 5.9% Building Materials 5.5% Drug Stores / Pharmacies 5.3% Medical / Other Office 4.5% Sporting Goods 4.0% Health and Fitness 3.6% Automotive Parts and Service 3.6% Other 27.3%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. Markets 15 State % of Normalized Rental Revenues Texas 12.0% Georgia 6.0% Florida 6.0% Illinois 5.9% Ohio 4.7% California 4.5% Wisconsin 4.2% Minnesota 3.4% Michigan 3.4% Tennessee 3.2% Missouri 2.8% Indiana 2.8% North Carolina 2.7% Alabama 2.6% South Carolina 2.5% Virginia 2.2% Arizona 2.1% Pennsylvania 2.0% Colorado 1.9% Kansas 1.8% New York 1.8% New Mexico 1.6% Kentucky 1.6% Oklahoma 1.4% Washington 1.3% Asset Diversification Retail 87% Industrial 7% Office 6% State % of Normalized Rental Revenues Nevada 1.3% Oregon 1.1% Massachusetts 1.1% Mississippi 1.1% Iowa 1.0% Arkansas 0.9% Louisiana 0.9% Idaho 0.8% New Hampshire 0.8% Nebraska 0.8% New Jersey 0.7% Maryland 0.7% West Virginia 0.7% Montana 0.6% South Dakota 0.5% Utah 0.5% Connecticut 0.5% North Dakota 0.4% Maine 0.4% Wyoming 0.3% Rhode Island 0.2% Delaware 0.1% Alaska 0.1% Vermont 0.1% Hawaii -- % of Normalized Rental Revenue 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 SAME STORE PERFORMANCE $ in thousands 16 Note: Same store performance represents the period-to-period change in contractual cash rent net of reserves for properties included within the defined pool. Same Store Results Number of Properties 2,204 Total Square Feet (in thousands) 44,308 Industry Quarter Ended September 30, Net Change % Change by Industry Type % of Total Industry Contribution 2016 2015 Convenience stores $7,730 $8,616 ($886) (10.3)% 5.9% Movie theaters 8,593 8,718 (125) (1.4)% 6.6% Automotive dealers 3,459 3,236 223 6.9% 2.6% General merchandise 15,869 15,649 220 1.4% 12.1% Restaurants - casual dining 13,188 13,039 149 1.1% 10.1% Automotive parts and service 4,814 4,667 147 3.1% 3.7% Sporting goods 5,094 4,959 135 2.7% 3.9% Apparel 2,944 2,840 104 3.7% 2.3% Restaurants - quick service 10,342 10,254 88 0.9% 7.9% Remaining industries 58,641 58,432 209 0.4% 44.9% Total $130,674 $130,410 $264 0.2% 100.0% Asset Type Quarter Ended September 30, Net Change % Change by Asset Type % of Total Asset Type Contribution 2016 2015 Retail $111,591 $111,570 $21 —% 85.4% Industrial 11,047 10,852 195 1.8% 8.5% Office 8,036 7,988 48 0.6% 6.1% Total $130,674 $130,410 $264 0.2% 100.0% Same Store Pool Defined For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant or relet at any point during the measurement period. Contractual Cash Rent (excludes accrued percentage rents) Q3 2016 $130,674 Q3 2015 $130,410 Decrease (in dollars) $264 Decrease (percent) 0.2%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 OCCUPANCY 17 *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 51% of our rental revenues as of 9/30/2016. Spirit does not independently verify financial information provided by its tenants. By Property Occupied 2,587 Vacant 43 Total Owned Properties 2,630 Occupancy Rate 98.4% Change in Vacant Properties Vacant Properties at 12/31/15 36 Additions 28 Dispositions/Relets (21) Vacant Properties at 9/30/2016 43 Unit Level Coverage* 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 2.8x 2.9x 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 2.9x 3.0x 3.0x Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 99.0% 98.9% 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 18   Year Number of Properties Total Square Feet (in thousands) Normalized Rental Revenue Annualized (1) 2016 Remainder 16 969 $7,603 2017 67 2,173 19,999 2018 70 1,749 22,353 2019 109 1,966 22,547 2020 76 1,728 21,493 2021 186 3,899 45,538 2022 98 2,061 25,976 2023 109 3,438 34,746 2024 68 1,325 22,148 2025 80 2,168 37,940 Thereafter 1,708 31,339 391,019 Vacant 43 2,209 — Totals 2,630 55,024 $651,362 Based on Normalized Rental Revenue, 89% of our leases provide for periodic escalations; and 46% of our leases are under Master Lease structures. LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) Contractual Fixed Increases 52% Flat 11% CPI-Related 37% Lease Expirations as a Percent of Normalized Rental Revenue 2016 Remainder 2017 2018 2019 2020 2021 2022 2023 2024 2025 Thereafter 1.2% 3.1% 3.4% 3.5% 3.3% 7.0% 4.0% 5.3% 3.4% 5.8% 60.0% (1) Normalized Rental Revenue multiplied by twelve.

NET ASSET VALUE (NAV) COMPONENTS

$ in thousands

Owned Real Estate Portfolio	Number of Properties	Real Estate Investment	Net Book Value [2]	Annualized Cash Rents	Wtd. Avg. Lease Term (Years)
Retail [1]	2,384	$7,063,171	$—	$531,944	10.8
Office	118	441,138	—	36,248	9.3
Industrial	60	553,644	—	44,235	7.4
Leased Real Estate Properties Held For Sale, Net	24	—	90,304	7,843	N/M
Vacant Properties [3]	41	—	112,176	—	N/A
Properties under Defaulted Loans [4]	3	—	11,757	193	N/A
Total Owned Real Estate Portfolio	**2,630**	**$8,057,953**	**$214,237**	**$620,463**	**10.5**

Tangible Assets	Net Book Value
Cash and Cash Equivalents	$13,184
Restricted Cash	39,037
Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net	31,062
Total Other Assets	**$83,283**

Loans Receivable	Number of Properties	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Total Loans Receivable	**75**	**$61,444**	**9.78%**	**4.5**

Debt	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Revolving Credit Facilities	$105,000	1.79%	2.5
Term Loan	370,000	1.88%	2.1
Senior Unsecured Notes	300,000	4.45%	10.0
Convertible Notes	747,500	3.28%	3.5
Master Trust Notes	1,677,660	5.03%	6.5
CMBS Notes [5]	603,490	5.63%	3.7
Total Debt	**$3,803,650**	**4.34%**	**5.2**

Other Liabilities	Net Book Value
Accounts Payable, Accrued Expenses, and Other Tangible Liabilities [6]	$148,267
Total Other Liabilities	**$148,267**

Shares Outstanding	
Common Stock	**483,566,341**


LOWE'S
HOME IMPROVEMENT WAREHOUSE

(1) Includes 7 direct financing lease properties with a Real Estate Investment value of $36.0 million. Annualized Cash Rents include the tenants' current cash obligations of $2.7 million for the lease of these properties.
(2) Represents Real Estate Investment value net of accumulated depreciation as of September 30, 2016.
(3) Includes 10 properties that are held for sale with a net book value of $18.5 million.
(4) Includes 2 vacant properties (1 held for sale with a net book value of $4.7 million) and 1 active property that ia held for sale with a net book value of $2.9 million). These 3 properties were acquired between 2006 and 2013.
(5) Includes $28.6 million (including $8.8 million of capitalized interest) for the acceleration of principal payable under a fixed rate CMBS loan that is in default due to the underperformance of the 3 properties that secure it with a net book value of $11.8 million.
(6) Includes $85 million in dividends payable.

Q3 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 19

ANALYST COVERAGE

Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	646.855.1589
	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btif.com	212.738.6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
	Vineet Khanna	vineet.khanna@capitalone.com	571.835.7013
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@bd.com	212.250.9194
Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	949.640.8780
	Tyler Grant	tgrant@greenstreetadvisors.com	949.640.8780
Janney	Robert Stevenson	robstevenson@janney.com	646.840.3217
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@Ladenburg.com	212.409.2056
	John Massocca	jmassocca@Ladenburg.com	212.409.2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Oppenheimer & Co.	Steve Manaker	stephen.manaker@opco.com	212.667.5950
	Amit Nihalani	Amit.Nihalani@opco.com	212.667.8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Paul Puryear	paul.puryear@raymondjames.com	727.567.2253
	Daniel Mannix	daniel.mannix@raymondjames.com	727.567.2619
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Wes Gollady	wes.gollady@rbccm.com	440.715.2650
	James Bambrick	james.bambrick@rbccm.com	440.715.2654
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Daniel Santos	dsantos@sandleroneill.com	212.466.7927
Suntrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Anthony Hau	anthony.hau@suntrust.com	212.303.4176
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Jeremy Metz	jeremy.metz@ubs.com	212.713.2429
	Frank Lee	frank-a.lee@ubs.com	212.352.5679
Wunderlich Securities, Inc.	Craig Kucera	ckucera@wunderlich.com	540.277.3366

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 20

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 Appendix 21

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 REPORTING DEFINITIONS AND EXPLANATIONS 22 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring costs, other G&A costs associated with relocation of the Company's headquarters, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with swap terminations, transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non- cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are those $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. REPORTING DEFINITIONS AND EXPLANATIONS 23

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 REPORTING DEFINITIONS AND EXPLANATIONS 24 Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (assumes a prevailing 1.5% annual increase) by the initial lease term, expressed as a percentage of the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP - Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and contingent rent) by the Gross Investment in the related properties. Initial cash yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our most recent Annual Report on Form 10-K. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Net Book Value represents the Real Estate Investment value net of accumulated depreciation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 REPORTING DEFINITIONS AND EXPLANATIONS 25 Normalized Revenue represents current period quarterly GAAP total revenues as reported in the Consolidated Statement of Operations, adjusted to exclude total revenues contributed from properties sold during that period. We use Normalized Revenue to calculate tenant concentration percentages. A tenant concentration percentage is computed by dividing the current period quarterly GAAP total revenues contributed by a respective tenant’s owned properties at the end of the period by Normalized Revenue. Normalized Rental Revenue represents monthly GAAP rentals and earned income from direct financing leases from our owned properties recognized during the final month of the reporting period, adjusted to exclude GAAP rentals and earned income from direct financing leases contributed from properties sold during that period. We use Normalized Rental Revenue when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. Occupancy is calculated by dividing the number of occupied, owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Owned Properties refers to properties owned in fee or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facilities includes the $800 million unsecured credit facility which matures on March 31, 2019 (“2015 Credit Facility”). The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under these Revolving Credit Facilities is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Term Loan refers to a $370.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be reborrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA

	Q1 2016	Q2 2016	Q3 2016
Revolving Credit Facilities	$24,000	$—	$105,000
Term Loan, net	332,019	368,207	368,400
Senior Unsecured Notes, net	—	—	295,215
Mortgages and notes payable, net	2,969,893	2,571,844	2,241,783
Convertible Notes, net	693,173	696,290	699,465
Total Debt, net	**4,019,085**	**3,636,341**	**3,709,863**
Add / (less):			
Preferred stock	—	—	—
Unamortized debt discount (premium), net	51,707	51,783	54,975
Unamortized deferred financing costs	39,779	37,848	38,812
Cash and cash equivalents	(8,992)	(29,410)	(13,184)
Cash reserves on deposit with lenders as additional security classified as other assets	(23,789)	(21,704)	(22,225)
Total Adjustments	**58,705**	**38,517**	**58,378**
Adjusted Debt	**$4,077,790**	**$3,674,858**	**$3,768,241**
Net income attributable to common stockholders	**$23,100**	**$45,959**	**$27,399**
Add / (less):			
Interest	53,017	49,172	47,653
Depreciation and amortization	64,664	64,263	65,300
Income tax expense	81	839	12
Total Adjustments	117,762	114,274	112,965
EBITDA	**140,862**	**160,233**	**140,364**
Add / (less):			
Restructuring charges	649	1,813	3,264
Other costs in G&A associated with headquarters relocation	812	1,129	1,501
Real estate acquisition costs	57	979	1,056
Impairments on real estate assets	12,938	13,371	15,384
Swap termination costs (included in G&A)	—	1,724	—
Realized gain on sales of real estate assets	(10,146)	(11,115)	(17,960)
Loss on debt extinguishment	5,341	(14,016)	8,349
Total Adjustments	9,651	(6,115)	11,594
Adjusted EBITDA	**$150,513**	**$154,118**	**151,958**
Annualized Adjusted EBITDA	**$602,052**	**$616,472**	**$607,832**
Adjusted Debt / Annualized Adjusted EBITDA	**6.8x**	**6.0x**	**6.2x**
Enterprise Value	**$9,090,229**	**$9,822,051**	**$10,236,405**
Adjusted Debt / Enterprise Value	**44.9%**	**37.4%**	**36.8%**

Fixed Charge Coverage Ratio (FCCR)

	Q1 2016	Q2 2016	Q3 2016
Annualized Adjusted EBITDA	$602,052	$616,472	$607,832
Interest Expense	53,017	49,172	47,653
Less: Non-cash interest	(2,956)	(3,010)	(4,178)
Fixed charges	$50,061	$46,162	$43,475
Annualized Fixed Charges	$200,244	$184,648	$173,900
Fixed Charge Coverage Ratio	**3.0x**	**3.3x**	**3.5x**

Unencumbered Assets to Unsecured Debt

	Q1 2016	Q2 2016	Q3 2016
Unsecured Debt:			
Revolving Credit Facilities	$24,000	$—	$105,000
Senior Notes	—	—	300,000
Term Loan	334,000	370,000	370,000
Convertible Notes	747,500	747,500	747,500
Total Unsecured Debt	**$1,105,500**	**$1,117,500**	**$1,522,500**
Unencumbered Assets	**$3,345,953**	**$4,151,995**	**$4,871,733**
Unencumbered Assets / Unsecured Debt	**3.0x**	**3.7x**	**3.2x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Q3 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 26

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2016 ▪ Q3 2016 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 27 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward- looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, risks related to the relocation of our corporate headquarters to Dallas, Texas, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.